BY LAWS
                                       OF
                          CORPORATE ROAD SHOW.COM INC.
                            (a New York corporation)

                                    ARTICLE I

                                  SHAREHOLDERS

     1. CERTIFICATES REPRESENTING SHARES. Certificates representing Shares shall set forth thereon the statements proscribed by Section 508, and, where applicable, by Sections 505, 6 1 6, 021,1, 710), and 1002, of the Business Corporation Law and by any other applicable provision of law and shall be signed by the Chairman car a Vice-Chairman of the Board of Directors if ally, or by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof- The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself f or its employee, or if f the shares arc listed on a registered national security exchange. In case any officer who has sighed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     A certificate representing shares shall not be issued until the full amount of con therefor has been paid except as Section 504 of the Business Corporation Law tray otherwise permit.

     The corporation relay issue a new certificate for shares in place of any certificate theretofore issued by it, alleged tea have been lost or destroyed, and the Board of Directors may require the owner of ally lost or destroyed Certificate, or his legal representative, to give the corporation It bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of tiny such certificate or the issuance of ally Such now Certificate.

     2. FRACTIONAL SHARE INTERESTS. The corporation may issue: certificates ('or fractions of a share which shall entitle the holder in proportion to his fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions; or it may lily in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or hearer form over the manual or facsimile signature of all officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided

     3. SHARE TRANSFERS. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if Lilly, and On surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes doe thereon.

     4. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or tiny adjournment thereof or to express consent to or dissent from any proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting, of shareholders shall be at the close of the business on the day next Preceding the day on which notice is given, or, if no notice is given, the clay on which the meeting is hold; the record (late for determining shareholders for any Purpose other than that specified in the preceding clause shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote, at any meeting of shareholders has been made as provided tin this paragraph, such determination shall apply to any adjournment thereof unless directed fix a new record c-late tender this paragraph for the adjourned meeting.

     5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to not-ice of a meeting of shareholders or a waiver thereof or to participate car vote thereat or to consent or dissent in writing in lice of a meeting a5 the case may tic, the term "share" or "shares" or 'shareholder" or "shareholders" refers to all outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares and said reference is also intended to include any outstanding share or shares and any holder car holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where (here arc two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

     6. SHAREHOLDER MEETINGS.

     -TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors provided that the first annual meeting shall he held on a date within thirteen months after the formation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Business Corporation Law confers the right to fix the date upon shareholders

     - PLACE. Annual meetings tend special meetings shall be held at such place, within or without the State of New York, as the directors may, from limo to time, fix. Whenever the directors shall fail to fix such place, or, whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York.

     - CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting Special meetings may be called in like manner except when the directors, are required by the Business Corporation Law to call a meeting, or except when the shareholders are entitled by said Law to demand the call of a meeting.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice of all meetings shall he given, stating the place, date and hour of the meeting, and, unless it is an annual meeting, indicating, that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly conic before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken art such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose, or purposes for which the meeting is called; and, at any such meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice. If the directors shall adopt, amend, or repeal a By-Law regulating an impending election of directors, the notice of 1110, next meeting for election of directors shall contain the statements Prescribed by Section 601(b) of the Business Corporation Law. If any action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the Business Corporation Law or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by first class mail, not fewer than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each shareholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation. In lieu of giving a copy of such notice personally or by first class mail as aforesaid, a copy of such notice may be given by third class mail not fewer than twenty-four nor more Than sixty clays before the (late of the meeting. Notice by mail shall be deemed to be given when deposited with postage. thereon prepaid, in a post office or official depository under the exclusive care and custody of file United States post office department. If a meeting is adjourned to another time or place, and, if any announcement of the adjourned time or place is made at the meeting it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him

     - SHAREHOLDER LIST AND CHALLENGE. A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all parsons who appear from such list to he shareholders entitled to vote thereat may vote at such meeting

     - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if clone of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting small appoint a secretary of the meeting.

     - PROXY REPRESENTATION. Every shareholder may authorize another PERSON OT persons to act for him by proxy in all matters in which a shareholder is entitled to participate whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

     - INSPECTORS - APPOINTMENT. Inspectors may be appointed in the manner prescribed by (lie provisions of Section 610 of (lie Business Corporation Law, but need not be appointed except as otherwise required by those provisions.

     - QUORUM. Except for a special election of directors pursuant to Section 603(b) of the Business Corporation Law, and except as herein otherwise provided, the holders of a majority of the votes of outstanding ; share, shall constitute a quorum ac a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum.

     - VOTING. Each Share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the vote cast shall elect. Any other action shall be authorised by a majority of the votes cast in favor of or against such action except where the Business Corporation Law provides otherwise.

     7. SHAREHOLDER ACTION WITHOUT MEETINGS. Whenever under the provisions of the Business Corporation Law shareholders rare required or permitted to tape Amy action by vale, such action may be taken without a meeting on written consent, signed by the holders 0 f outstanding al Tares having not less than the minimum number of votes that would be necessary to authorize or lake such action at a meeting ;It which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 S of the Business Corporation Law.

                                   ARTICLE II

                                 GOVERNING BOARD

     1. FUNCTIONS AND DEFINITIONS. The business of the corporation shell be managed under the direction of a governing board, which is herein referred to as the "Board of Directors" or "directors" notwithstanding that the; members thereof may otherwise bear the titles of trustees, managers or governors or tiny other designated title, and notwithstanding that only one director legally constitutes the Board. The word "director" or "directors" likewise herein refers to a member or to members of the governing board notwithstanding the designation of a different official title or titles. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

     2. QUALIFICATIONS AND NUMBER. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. The initial Board of Directors shall consist of one persons. Thereafter the number of directors constituting the board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the shareholders or of the directors, car, if the number is not so fixed, the number shall be one. The number of directors may be increased or decreased by action of shareholders or of the directors, provided that any action of the director, to effect such increase or decrease shall require the vote of a majority of the entire Board. No decrease shall shorten the terns of any incumbent director.

     3. ELECTION AND TERM. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders find until their successors have boar elected land qualified. Thereafter, directors who are elected at till annual meeting of shareholders, and directors who arc elected in the interim by the shareholders to fill vacancies and newly created directorships, shall hold office until the next annual n meeting of shareholders arid until their successors have been elected and qualified; and director-who are elected in the interim by the directors to fill vacancies and newly created directorships shall hold office until the next meeting of shareholders tit which the election of directors is in the regular order of bus and until their successors have been elected and qualified. In the interim between annual meetings of shareholders car of special Meetings of shareholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting front the removal of directors for cause or without cause, may be filled by the, vote; of the remaining directors then in office, although less than a quorum exists

     4. MEETINGS.

     - TIME. Meetings shall he held at such time as the Board shall fix, except flat the first meeting of a newly elected Board shall be held as soon after its election as the: directors may conveniently assemble

     - PLACE, Meetings shall be held at such place within err without the State of New York, as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time arid place have boon fixed. Written, oral, or ally other mode of notice of the tune and place shall be given for special meetings in sufficient tune for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

     - QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies -prevents such majority whereupon a majority of the directors in office shall constitute it quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn is meeting to another time and place. Except its herein otherwise provided, the act of the Board shall be the act at a meeting duly assembled, by vote of it majority of the directors present at the time of the vote, a quorum being present at such time.

     Any one or more members of the Board of Directors or of any committee thereof participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communication equipment allowing all parsons participating in the meeting to hear each other 41t the same time, lint participation try such means shall constitute presence in poison at the meeting.

     - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if Present and acting, or any other director chosen try the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause by the shareholders. One or more of the directors may be removed for cause by the Board of Directors.

     6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from their number one or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 712 of the Business Corporation Law.

     7. WRITTEN ACTION. Any action required or permitted to be taken by the Board of Directors or by any committee thereof may be taken without a meeting if all of the members of the Board of Directors or of any committee thereof consent in writing, to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or of any such committee shall be filed with the minutes of the proceedings of the Board of Directors or of any such committee.

                                   ARTICLE III

                                    OFFICERS

     The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer one or more Assistant Treasurers, and such other officers as they may determine. The President may but need not be a director. Any two or more offices may be hold by the same person. When all of the issued and outstanding shares of the corporation are owned by one person, such person may hold all or any combination of offices.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected or appointed and qualified.

     Officers shall have the powers and duties defined in the resolutions appointing them.

     The Board of Directors may remove any officer for cause or without cause.

                                   ARTICLE IV

                                    OFFICERS

                        STATUTORY NOTICES TO SHAREHOLDERS

     The directors may appoint the Treasurer or other fiscal officer and/or the Secretary my or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, as the case may be, which may be required by any provision of law, and which, more specifically, may be required by Sections 511, 515, 516,517, 519, and 520 of the Business Corporation Law.

                                    ARTICLE V

                                BOOKS AND RECORDS

     The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and of any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said State, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dues when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE VI

                                 CORPORATE SEAL

     'The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change from time to time, by the Board of Directors.

                                  ARTICLE VIII

                              CONTROL OVER BY-LAWS

     The shareholders entitled to vote in the election of directors or the directors upon compliance with ally statutory requisite may amend or repeal the By-laws and may adopt new By-Laws, except that the directors may not amend or repeal any By-Law or adopt any new By-Laws the statutory control over which is vested exclusively in the said shareholders or in the incorporators By-Laws adopted by the incorporators or directors may be amended or repealed by the said shareholders.

                                   * * * * * *

     The undersigned incorporator certifies that he has examined the foregoing Bylaws and has adopted the same as the first By-Laws of the corporation; that said lay-Laws contain specific and general provisions, which, in order to be operative must be adopted by the incorporator or incorporators or the shareholders entitled to vote in the election of directors; and that he, has adopted each of said specific and general provisions in accordance with the requirements of tire Business Corporation Law.

Dated:  November 4, 1999


                                      /s/ Claudia Stone
                                      ----------------------------------
                                      Claudia Stone, Incorporator of
                                      CORPORATE ROAD SHOW.COM INC.


     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the By-Laws of CORPORATE ROAD SHOW.COM INC., a New York corporation, as in effect on the date hereof.

     WITNESS my hand and the seal of the corporation.

Dated:


                                       ----------------------------------
                                       Secretary of
                                       CORPORATE ROAD SHOW.COM INC.

                          CORPORATE ROAD SHOW.COM INC.


                                CORPORATE RECORDS


                                CERTIFICATE FLED
                                November 01, 1999